Exhibit 99.1

Vishay Reports Results for Fourth Quarter and Year 2010

  Revenues for Q4 2010 of $689 million
  EPS Q4 2010 of $0.81, or $0.48 when excluding one-time tax benefits
  EPS year 2010 $1.89, or $1.58 when excluding one-time tax benefits
  More than doubled earnings power compared to pre-crisis levels
  Cash from operations for year 2010 was $545 million and capital expenditures were $145 million
  OEM business stable: book-to-bill for OEMs close to parity

MALVERN, Pa.--(BUSINESS WIRE)--February 8, 2011--Dr. Felix Zandman, Executive Chairman of the Board, and Dr. Gerald Paul, President and Chief Executive Officer of Vishay Intertechnology, Inc. (NYSE: VSH), announced today that revenues for the year ended December 31, 2010 were $2,725.1 million, compared to $2,042.0 million for the year ended December 31, 2009. The net earnings attributable to Vishay stockholders for the year ended December 31, 2010 were $359.1 million, or $1.89 per diluted share, compared to a net loss attributable to Vishay stockholders of $(57.2) million, or $(0.31) per share for the year ended December 31, 2009.

Revenues for the fiscal quarter ended December 31, 2010 were $688.6 million, compared to $607.0 million for the fiscal quarter ended December 31, 2009. The net earnings attributable to Vishay stockholders for the fiscal quarter ended December 31, 2010 were $147.2 million, or $0.81 per diluted share, compared to $28.5 million, or $0.15 per diluted share for the fiscal quarter ended December 31, 2009.

The fiscal quarter and year ended December 31, 2010 include $59.5 million of one-time tax benefits, primarily related to the reversal of deferred tax valuation allowances in the United States and Israel. Net earnings (loss) from continuing operations attributable to Vishay stockholders for the prior year periods include various items affecting comparability, as listed on the attached reconciliation schedule. Adjusted net earnings per diluted share, which excludes these items, was $1.58 and $0.48, respectively for the year and fiscal quarter ended December 31, 2010, compared to $0.02 and $0.16, respectively for the year and fiscal quarter ended December 31, 2009. In January 2011, a new tax law was enacted in Israel which effectively lowers the corporate income tax rate on certain types of income earned after December 31, 2010. Accordingly, the Company's deferred tax assets in Israel will be written down to reflect the lower tax rate, and the Company anticipates a one-time tax expense in the first quarter of 2011 of approximately $10 million.

On July 6, 2010, Vishay Intertechnology successfully completed the spin-off of Vishay Precision Group, Inc. (“VPG”) to its stockholders as an independent, publicly-traded company. Until July 6, 2010, VPG was part of Vishay Intertechnology and its assets, liabilities, results of operations, and cash flows are included in the amounts reported in the consolidated financial statements through the date of the spin-off, presented on the accompanying tables. Net earnings of VPG, included in the results of Vishay Intertechnology, were $5.8 million for the year-to-date period.

Commenting on the results for the fourth quarter 2010, Dr. Paul stated, “Due to strong demand at our automotive customers in Europe for passive components, we achieved sales in the upper range of our guidance. The book-to-bill ratio of 0.83 confirms the normalization of our business with a return to typical lead times and especially distribution adjusting their backlog. Despite this reduction our backlog is, for the current sales level, still substantially higher than the historical norm. The book-to-bill for Original Equipment Manufacturers (OEMs) of 0.97 demonstrates their continued positive business outlook.”

Commenting on the results for the year 2010, Dr. Paul continued, “We are proud of our achievements during the recent two years. Vishay reacted at the end of 2008 and in 2009 quickly to an unprecedented crisis. The Company has reached new levels of profitability in the upturn of 2010. By fundamentally restructuring the business the operational break-even point has been lowered by about $450 million to approximately $1,850 million. In 2010 we kept our fixed costs at the announced target levels and we expect the same for 2011. During the last two years we generated cash from operations of $836 million and had capital expenditures of $196 million. In 2010 at a pre-crisis sales level we achieved an operating profit of 15% of sales and adjusted EPS of $1.58—we more than doubled our earnings power. For 2011 we expect a continuation of the friendly business climate but we will remain prepared to react quickly to any slowdown.”

Commenting on the outlook for the first quarter 2011 Dr. Paul stated, “We anticipate revenues of between $675 to $715 million at performance levels close to those of the fourth quarter.”

Commenting on the Company's share buy-back, Dr. Felix Zandman, Executive Chairman of the Board and Chief Technical and Business Development Officer, stated, “During the fourth quarter, we completed a repurchase of 21.7 million shares of our common stock, demonstrating our confidence in the long-term prospects of Vishay and our commitment to creating long-term value for our stockholders. Our healthy balance sheet and strong cash flow generation allowed us to use a low-coupon convertible debenture offering to finance the buy-back, which was more efficient than using our cash, most of which is off-shore.”

A conference call to discuss fourth quarter and year ending financial results is scheduled for Tuesday, February 8, 2011 at 10:00 AM ET. The dial-in number for the conference call is 877-589-6174 (+1 706-643-1406 if calling from outside the United States or Canada) and the conference ID is #32727751.

There will be a replay of the conference call from 11:30 AM ET on Tuesday, February 8, 2011 through 11:59 PM ET on Sunday, February 13, 2011. The telephone number for the replay is 800-642-1687 (+1 706-645-9291 if calling from outside the United States or Canada) and the access code is #32727751.

There will also be a live audio webcast of the conference call. This can be accessed directly from the Investor Relations section of the Vishay website at http://ir.vishay.com.

Vishay Intertechnology, Inc., a Fortune 1,000 Company listed on the NYSE (VSH), is one of the world's largest manufacturers of discrete semiconductors (diodes, MOSFETs, and infrared optoelectronics) and passive electronic components (resistors, inductors, and capacitors). These components are used in virtually all types of electronic devices and equipment, in the industrial, computing, automotive, consumer, telecommunications, military, aerospace, power supplies, and medical markets. Vishay’s product innovations, successful acquisition strategy, and "one-stop shop" service have made it a global industry leader. Vishay can be found on the Internet at http://www.vishay.com.

This press release includes certain financial measures which are not recognized in accordance with generally accepted accounting principles (“GAAP”), including adjusted net earnings (loss) and adjusted net earnings (loss) per share. These non-GAAP measures should not be viewed as an alternative to GAAP measures of performance. Non-GAAP measures such as adjusted net earnings (loss) and adjusted net earnings (loss) per share do not have uniform definitions. These measures, as calculated by Vishay, may not be comparable to similarly titled measures used by other companies. Management believes that these measures are meaningful to investors because they provide insight with respect to intrinsic operating results of the Company. Reconciling items to arrive at adjusted net earnings represent significant charges or credits that are important to an understanding to the Company’s intrinsic operations. These reconciling items are indicated on the accompanying reconciliation schedule and are more fully described in the Company’s financial statements presented in its annual report on Form 10-K and its quarterly reports presented on Forms 10-Q.

Statements contained herein that relate to the Company's future performance, including statements with respect to forecasted revenues, margins, cash generation and acquisition activity, and the general state of the Company, are forward-looking statements within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements involve a number of risks, uncertainties and contingencies, many of which are beyond our control, which may cause actual results, performance or achievements to differ materially from those anticipated. Such statements are based on current expectations only, and are subject to certain risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected. Among the factors that could cause actual results to materially differ include: general business and economic conditions, particularly the pace and continuation of recovery in the worldwide economy; difficulties in implementing our cost reduction strategies; changes in foreign currency exchange rates; competition and technological changes in our industries; difficulties in new product development; difficulties in identifying suitable acquisition candidates and consummating a transaction on terms which we consider acceptable; and other factors affecting our operations that are set forth in our Annual Report on Form 10-K for the year ended December 31, 2009 and our Quarterly Report on Form 10-Q for the quarter ended October 2, 2010 filed with the Securities and Exchange Commission. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

VISHAY INTERTECHNOLOGY, INC.
Summary of Operations
(Unaudited - In thousands except earnings per share)

	Fiscal quarters ended
	December 31,	October 2,	December 31,
	2010	2010	2009

Net revenues*	$688,612	$694,365	$606,960
Costs of products sold	477,111	475,987	469,964
Gross profit	211,501	218,378	136,996
Gross margin	30.7%	31.5%	22.6%

Selling, general, and administrative expenses	90,918	87,475	98,289
Restructuring and severance costs	-	-	3,373
Asset write-downs	-	-	681
Operating income	120,583	130,903	34,653
Operating margin	17.5%	18.9%	5.7%

Other income (expense):
Interest expense	(3,657)	(2,545)	(2,044)
Other	(2,653)	(4,716)	2,091
Total other income (expense) - net	(6,310)	(7,261)	47

Income before taxes	114,273	123,642	34,700

Income taxes	(33,264)	33,490	5,961

Net earnings	147,537	90,152	28,739

Less: net earnings attributable to noncontrolling interests	309	353	258

Net earnings attributable to Vishay stockholders*	$147,228	$89,799	$28,481

Basic earnings per share attributable to Vishay stockholders	$0.84	$0.48	$0.15

Diluted earnings per share attributable to Vishay stockholders	$0.81	$0.47	$0.15

Weighted average shares outstanding - basic	174,349	186,648	186,636

Weighted average shares outstanding - diluted	181,494	193,062	193,020

* VPG net revenues included in Vishay Intertechnology, Inc. consolidated results were $46.9 million for the fiscal quarter ended December 31, 2009. VPG earnings included in net earnings attributable to Vishay stockholders were $0.7 million for the fiscal quarter ended December 31, 2009.

VISHAY INTERTECHNOLOGY, INC.
Summary of Operations
(In thousands except earnings per share)

	Years ended
	December 31,	December 31,
	2010	2009
	(unaudited)

Net revenues*	$2,725,092	$2,042,033
Costs of products sold	1,917,607	1,653,872
Gross profit	807,485	388,161
Gross margin	29.6%	19.0%

Selling, general, and administrative expenses	389,547	359,162
Restructuring and severance costs	-	37,874
Asset write-downs	-	681
Settlement agreement gain	-	(28,195)
Executive employment agreement charge	-	57,824
Operating income (loss)	417,938	(39,185)
Operating margin	15.3%	-1.9%

Other income (expense):
Interest expense	(11,036)	(10,321)
Other	(1,369)	9,791
Total other income (expense) - net	(12,405)	(530)

Income (loss) before taxes	405,533	(39,715)

Income taxes	45,240	16,800

Net earnings (loss)	360,293	(56,515)

Less: net earnings attributable to noncontrolling interests	1,187	673

Net earnings (loss) attributable to Vishay stockholders*	$359,106	$(57,188)

Basic earnings (loss) per share attributable to Vishay stockholders	$1.96	$(0.31)

Diluted earnings (loss) per share attributable to Vishay stockholders	$1.89	$(0.31)

Weighted average shares outstanding - basic	183,618	186,605

Weighted average shares outstanding - diluted	190,227	186,605

* VPG net revenues included in Vishay Intertechnology, Inc. consolidated results were $101.1 million and $172.0 million for the years ended December 31, 2010 and 2009, respectively. VPG earnings included in net earnings attributable to Vishay stockholders were $5.8 million and $1.7 million for the years ended December 31, 2010 and 2009, respectively.

VISHAY INTERTECHNOLOGY, INC.
Consolidated Condensed Balance Sheets
(In thousands)

	December 31,	December 31,
	2010	2009
Assets	(unaudited)
Current assets:
Cash and cash equivalents	$897,338	$579,189
Accounts receivable, net	330,556	284,295
Inventories:
Finished goods	109,762	119,723
Work in process	178,844	192,206
Raw materials	139,216	122,940
Total inventories	427,822	434,869

Deferred income taxes	31,903	16,781
Prepaid expenses and other current assets	106,885	92,409
Total current assets	1,794,504	1,407,543

Property and equipment, at cost:
Land	93,020	98,623
Buildings and improvements	477,518	528,438
Machinery and equipment	2,025,793	2,126,226
Construction in progress	75,051	36,193
Allowance for depreciation	(1,759,268)	(1,779,224)
	912,114	1,010,256

Intangible assets, net	113,830	153,623

Other assets	145,645	148,124
Total assets	$2,966,093	$2,719,546

VISHAY INTERTECHNOLOGY, INC.
Consolidated Condensed Balance Sheets (continued)
(In thousands)

	December 31,	December 31,
	2010	2009
	(unaudited)
Liabilities and stockholders' equity
Current liabilities:
Notes payable to banks	$23	$24
Trade accounts payable	167,795	118,216
Payroll and related expenses	122,234	87,566
Other accrued expenses	186,049	162,083
Income taxes	51,060	23,558
Current portion of long-term debt	-	16,054
Total current liabilities	527,161	407,501

Long-term debt less current portion	431,682	320,052
Deferred income taxes	82,043	13,062
Deferred grant income	2,788	2,526
Other liabilities	134,152	152,874
Accrued pension and other postretirement costs	291,117	301,930
Total liabilities	1,468,943	1,197,945

Equity:
Vishay stockholders' equity
Common stock	15,061	17,228
Class B convertible common stock	1,435	1,435
Capital in excess of par value	2,156,981	2,317,613
Retained earnings (accumulated deficit)	(742,237)	(922,805)
Accumulated other comprehensive income	60,491	102,975
Total Vishay stockholders' equity	1,491,731	1,516,446
Noncontrolling interests	5,419	5,155
Total equity	1,497,150	1,521,601
Total liabilities and equity	$2,966,093	$2,719,546

VISHAY INTERTECHNOLOGY, INC.
Consolidated Condensed Statements of Cash Flows
(In thousands)
	Years ended
	December 31,	December 31,
	2010	2009
	(unaudited)

Continuing operating activities
Net earnings (loss)	$360,293	$(56,515)
Adjustments to reconcile net earnings (loss) to net cash provided by continuing operating activities:
Depreciation and amortization	190,723	229,643
Loss on disposal of property and equipment	574	460
Accretion of interest on convertible debentures	188	-
Asset write-downs	-	681
Inventory write-offs for obsolescence	21,449	31,908
Deferred grant income	(543)	(688)
Other	(999)	(24,869)
Changes in operating assets and liabilities, net of effects of businesses acquired or spun-off	(26,421)	109,797
Net cash provided by continuing operating activities	545,264	290,417

Continuing investing activities
Purchase of property and equipment	(145,413)	(50,340)
Proceeds from sale of property and equipment	1,188	6,387
Purchase of businesses, net of cash acquired or refunded	-	28,195
Proceeds from loans receivable	15,000	-
Other investing activities	(2,287)	1,438
Net cash used in continuing investing activities	(131,512)	(14,320)

Continuing financing activities
Net payments on Comerica Facility	(125,000)	-
Net proceeds on 2010 Facility	240,000	-
Principal payments on long-term debt and capital lease obligations	(104,581)	(28,754)
Proceeds of long-term debt	275,000	15,000
Issuance costs	(15,116)	-
Common stock repurchase	(275,000)	-
Net changes in short-term borrowings	528	(11,278)
Distributions to noncontrolling interests	(757)	(556)
Distribution in connection with spin-off of VPG	(70,600)	-
Net cash used in continuing financing activities	(75,526)	(25,588)
Effect of exchange rate changes on cash and cash equivalents	(19,995)	7,703
Net increase in cash and cash equivalents from continuing activities	318,231	258,212

Net cash used in discontinued operating activities	(82)	(3,187)
Net cash used in discontinued investing activities	-	-
Net cash used in discontinued financing activities	-	-
Net cash used in discontinued operations	(82)	(3,187)

Net increase in cash and cash equivalents	318,149	255,025

Cash and cash equivalents at beginning of year	579,189	324,164
Cash and cash equivalents at end of year	$897,338	$579,189

VISHAY INTERTECHNOLOGY, INC.
Reconciliation of Adjusted Earnings (Loss) Per Share
(Unaudited - In thousands except earnings per share)

	Fiscal quarters ended			Years ended
	December 31,	October 2,	December 31,	December 31,	December 31,
	2010	2010	2009	2010	2009

GAAP net earnings (loss) attributable to Vishay stockholders	$147,228	$89,799	$28,481	$359,106	$(57,188)

Reconciling items affecting operating margin:
Restructuring and severance costs	$-	$-	$3,373	$-	$37,874
Asset write-downs	-	-	681	-	681
Settlement agreement gain	-	-	-	-	(28,195)
Executive employment agreement charge	-	-	-	-	57,824

Reconciling items affecting tax expense (benefit):
Tax effects of items above and other one-time tax expense (benefit)	$(59,484)	$-	$(1,029)	$(59,484)	$(7,737)

Adjusted net earnings	$87,744	$89,799	$31,506	$299,622	$3,259

Adjusted weighted average diluted shares outstanding	181,494	193,062	193,020	190,227	186,778

Adjusted earnings per diluted share**	$0.48	$0.47	$0.16	$1.58	$0.02

** Includes add-back of interest on exchangeable notes in periods where the notes are dilutive.

CONTACT:
Vishay Intertechnology, Inc.
Dr. Lior E. Yahalomi
Executive Vice President and Chief Financial Officer
+1-610-644-1300
or
Peter G. Henrici
Senior Vice President Corporate Communications
+1-610-644-1300